Prospectus Supplement No. 23


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

Selling Security Holder            Principal Amount of Debentures
-----------------------            ------------------------------

NatWest Securities Limited(1)                $1,500,000
135 Bishopsgate
London, UK EC 2M 3UR

-----------------
(1) NatWest Securities Limited served as a Manager in the offering of the Company's 5.5% Convertible Subordinated Debentures due 2006 pursuant to a Subscription Agreement dated February 16, 1996.

       The date of this Prospectus Supplement is June 18, 1997.